UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: March 14, 2019

BioScrip, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-11993	05-0489664
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Broadway, Suite 700, Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(720) 697-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On March 14, 2019, BioScrip, Inc. (“Beta”), Beta Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Beta (“Merger Sub Inc.”), Beta Sub, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Beta (“Merger Sub LLC”), HC Group Holdings I, LLC, a Delaware limited liability company (“Omega Parent”), HC Group Holdings II, Inc., a Delaware corporation (“Omega”) and HC Group Holdings III, Inc., a Delaware corporation (“Omega III,” solely for purposes of Section 7.3(b) of the Merger Agreement), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and subject to the satisfaction or waiver of the conditions specified therein, Merger Sub Inc. will be merged with and into Omega (the “First Merger”), with Omega surviving (the “Surviving Corporation”) as a direct wholly-owned subsidiary of Beta and, immediately following the First Merger, the Surviving Corporation will merge (together with the First Merger, the “Mergers”) with and into Merger Sub LLC, with Merger Sub LLC surviving as a direct wholly-owned subsidiary of Beta.

At the effective time of the First Merger (the “First Merger Effective Time”), all of the shares of common stock, par value $0.01 per share, of Omega issued and outstanding immediately prior to the First Merger Effective Time (other than the shares that are held in the treasury of Omega or owned, directly or indirectly, by Beta, Merger Sub Inc. or Merger Sub LLC immediately prior to the First Merger Effective Time) shall thereupon be cancelled and converted into the right of Omega Parent to receive 542,261,567 shares (as may be adjusted for any stock split, reverse stock split, recapitalization, reclassification, reorganization, exchange, subdivision or combination) of common stock, par value $0.0001 per share (“Beta Common Stock”) of Beta. In accordance with the Merger Agreement, at the First Merger Effective Time, Beta shall issue 7,270,095 shares (the “Beta Escrowed Shares”) of Beta Common Stock to Omega Parent in respect of certain unvested restricted stock units (the “Contingent RSUs”) that may vest upon the Beta Common Stock trading above a certain price in the future (such issuance, together with the issuance of Beta Common Stock pursuant to the immediately preceding sentence, the “Beta Share Issuance”). To the extent the Contingent RSUs in respect of which Beta Escrowed Shares were issued expire, such Beta Escrowed Shares will be transferred back to Beta and retired for no consideration. The Merger Agreement also provides that Beta shall be entitled to designate two directors to the Board of Directors of Beta (the “Beta Board”), while Omega shall designate the remaining eight directors, in each case effective as of the First Merger Effective Time.

The consummation of the Mergers is subject to customary closing conditions set forth in the Merger Agreement, including, but not limited to, (i) the approval by the Beta stockholders of the Beta Share Issuance (ii) the approval by the Beta stockholders of the Second Amended and Restated Certificate of Incorporation of Beta (the “Amended and Restated Beta Charter”), (iii) the approval by the Beta stockholders of an amendment to the Certificate of Designations of Series A Convertible Preferred Stock of Beta (the “Series A COD Amendment”), (iv) the absence of any order, judgment, order, injunction, rule or decree or other action restraining, enjoining or otherwise prohibiting any of the transactions contemplated by the Merger Agreement, (v) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and (vi) subject to certain materiality exceptions, the accuracy of certain representations and warranties of the parties contained in the Merger Agreement and the compliance by the parties with the covenants contained in the Merger Agreement in all material respects. In addition, Omega’s obligation to complete the Mergers is subject to (a) its receipt of a tax opinion to the effect that the Mergers qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code and (b) the expiration of certain waiting periods under agreements with governmental entities and the receipt of certain licenses or consents from certain governmental entities (as more fully described in the Merger Agreement). A form of the Amended and Restated Beta Charter and a form of the Series A COD Amendment are attached as exhibits to the Merger Agreement which is attached hereto as Exhibit 2.1.

Concurrently with the execution of the Merger Agreement, entities affiliated with Coliseum Capital Management, LLC entered into a voting agreement (the “Voting Agreement”) in which they have agreed, among other things and subject to the terms and conditions of the Voting Agreement, to vote the shares of Beta Common Stock and other securities of Beta, they beneficially own, in favor of the Beta Share Issuance, the Amended and Restated Beta Charter and the Beta Series A COD Amendment.

Pursuant to the terms of the Merger Agreement, Beta shall not, and shall cause its subsidiaries not to, solicit, propose, initiate or knowingly encourage or facilitate any alternative transaction proposals from third parties or to engage in discussions or negotiations with third parties regarding any alternative transaction proposals or enter into any definitive agreement relating to any alternative transaction proposal, in each case subject to certain exceptions. The Beta Board may change its recommendation to its stockholders in response to a superior proposal or an intervening event if the Beta Board determines in good faith (after consultation with outside counsel) that the failure to change its recommendation would reasonably be expected to be inconsistent with the fiduciary duties of the Beta Board under applicable law.

The Merger Agreement provides for certain termination rights for both Beta and Omega that will result in a termination fee being payable by one party to the other. Beta may be required to pay Omega a termination fee of $15,000,000 upon termination of the Merger Agreement under certain specified circumstances, including (i) the acceptance of a superior proposal by the Beta Board and (ii) a change in recommendation by the Beta Board to its stockholders and (iii) following certain terminations if Beta enters into a definitive agreement with respect to, or consummates, an alternative transaction within 12 months of the date of such termination.

In addition, Omega may be required to pay to Beta a termination fee of $30,000,000 if the Merger Agreement is terminated (i) by Beta as a result of Omega’s failure to obtain and deliver its debt financing in accordance with the terms of the Merger Agreement and the debt commitment letters attached to the Merger Agreement, (ii) by Beta as a result of a material breach of Omega’s representations or covenants which would result in the failure of any of the mutual closing conditions or Beta’s closing conditions that could not be cured or (iii) by Beta or Omega following December 13, 2019, if Beta could have terminated the Merger Agreement as a result of a material breach of Omega’s representations or covenants which would result in the failure of any of the mutual closing conditions or Beta’s closing conditions that could not be cured at the time of such termination.

Beta may be required to reimburse certain transaction expenses of Omega or Omega Parent up to $5,000,000 in the event the Merger Agreement is terminated as a result of Beta’s failure to obtain the consent of its stockholders for the Beta Share Issuance, the Amended and Restated Beta Charter and the Series A COD Amendment.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Preferred Stock Arrangements

On March 14, 2019, in connection with the Mergers, Beta entered into a Preferred Stock Repurchase Agreement (the “Preferred Repurchase Agreement”), pursuant to which Beta has agreed to repurchase from certain of its stockholders all 614,177 of the issued and outstanding Series C Convertible Preferred Stock, par value $0.0001 per share, of Beta (the “Series C Preferred Stock”), immediately following, and conditioned upon, the consummation of the Mergers (the “Repurchase Closing”). Pursuant to the Preferred Repurchase Agreement, each holder of Series C Preferred Stock has agreed to sell each share of Series C Preferred Stock held by it to Beta for (i) an amount in cash equal to 120% of the Liquidation Preference (as defined in the Certificate of Designations of Series C Convertible Preferred Stock of Beta) per preferred share, determined as of the date of the Repurchase Closing (including any dividends accrued through such date) and (ii) 2.5226 fully paid, validly issued and non-assessable shares of Beta Common Stock, per preferred share (such Common Stock, the “Repurchase Shares”). If the Merger Agreement is terminated in accordance with its terms, the Preferred Repurchase Agreement shall terminate automatically.

In connection with the Mergers, the Board has approved the Series A COD Amendment which is subject to the approval of the Beta stockholders. Pursuant to the Series A COD Amendment, immediately following the effectiveness of the Mergers without any further action on the part of the Corporation or any stockholder thereof, (i) (A) four one-hundredths (4/100) of each share of Series A Preferred Stock issued by the Corporation on March 9, 2015 then issued and outstanding shall automatically be converted into 2.5226 shares of Common Stock and (B) four one-hundredths (4/100) of each share of Series A Preferred Stock issued by the Corporation on July 29, 2015 then issued and outstanding shall automatically be converted into 2.4138 shares of Common Stock and (ii) the remaining portion of all Series A Preferred Stock (constituting ninety-six one-hundredths (96/100) of each share of Series A Preferred Stock subject to conversion pursuant to the immediately preceding clause (i)) shall be redeemed, to the extent of funds lawfully available therefor, for an amount in cash equal to 120% of the Liquidation Preference of such share of Series A Preferred Stock as of the Redemption Date (including any dividends accrued through such date).

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Preferred Repurchase Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Amended and Restated Warrant Agreement and Letter Agreements

On March 14, 2019, in connection with the Mergers, Beta entered into an Amended and Restated Warrant Agreement (the “Warrant Amendment”) with certain holders of warrants to purchase Beta Common Stock signatory thereto (the “Holders”) for the purpose of amending and restating that certain Warrant Agreement (the “Original Warrant Agreement”), dated June 29, 2017, by and among Beta and the Holders, so as to fix the maximum number of shares of Beta Common Stock issuable upon exercise of the warrants (the “Warrants”) that have been issued to the Holders under the Original Warrant Agreement at 8,287,317 shares in the aggregate (the “Warrant Shares”). The effectiveness of the Warrant Amendment is conditioned upon the consummation of the First Merger.

In consideration of the Holders’ execution and delivery of the Warrant Amendment, Beta entered into a letter agreement with each of the Holders (the “Warrant Letter Agreements”) pursuant to which Beta agreed to issue to the Holders an aggregate of 1,855,747 shares of Beta Common Stock (the “Amendment Shares”), promptly following, and conditioned upon, the consummation of the First Merger, pro rata in accordance with their ownership of the Warrants.

The Warrant Letter Agreements and the Warrant Amendment shall automatically terminate and be null and void ab initio with no effect whatsoever on Beta or the Holders in the event that the Merger Agreement is terminated in accordance with its terms.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Warrant Amendment, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference and the Warrant Letter Agreements, the form of which is attached hereto as Exhibit 10.3, which is incorporated herein by reference.

Amendment to Registration Rights Agreement

On March 14, 2019, in connection with the Mergers and the Warrant Amendment, Beta entered into Amendment No. 1 to the Registration Rights Agreement (the “RRA Amendment”) with the Holders, pursuant to which Beta and the Holders agreed to amend that certain Registration Rights Agreement, dated June 29, 2017, by and among Beta and the Holders, to provide the Holders with registration rights for the Amendment Shares.

The effectiveness of the RRA Amendment is conditioned upon the consummation of the First Merger. The RRA Amendment shall automatically terminate and be null and void ab initio with no effect whatsoever on Beta or the Holders in the event that the Merger Agreement is terminated in accordance with its terms.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the full text of the RRA Amendment, which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

The Merger Agreement, the Preferred Repurchase Agreement, the RRA Amendment, the Warrant Amendment and the form of Warrant Letter Agreement (collectively, the “Transaction Documents”) have each been attached as an exhibit to this report to provide investors and security holders with information regarding their respective terms. The Transaction Documents are not intended to provide any other factual information about Beta or Omega or to modify or supplement any factual disclosures about Beta in its public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). Each of the Transaction Documents includes representations, warranties and covenants of Beta and the other parties thereto made solely for the purposes of the Merger Agreement and which may be subject to important qualifications and limitations agreed to by Beta and the other parties thereto in connection with the negotiated terms of the Transaction Documents. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to certain disclosures between the parties and a contractual standard of materiality different from those generally applicable to Beta’s SEC filings. In addition, the representations and warranties were made for purposes of allocating risk among the parties to the Transaction Documents and should not be relied upon as establishing factual matters.

Item 2.03	Creation of a Direct Financial Obligation or any Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure under the heading “Preferred Stock Arrangements” in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The securities of Beta to be issued as described herein will be issued without registration pursuant to the exemption provided by Section 4(a)(2) under the Securities Act of 1933 (the “Securities Act”) and, in the case of the Repurchase Shares, Warrants, Warrant Shares and Amendment Shares, Section 3(a)(9) under the Securities Act.

Item 8.01	Other Events

On March 15, 2019, Beta and Omega issued a joint press release announcing that they had entered into the Merger Agreement. A copy of the press release is attached here as Exhibit 99.1, and is incorporated herein by reference.

Forward Looking Statements

This communication, in addition to historical information, contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995) regarding, among other things, future events or the future financial performance of BioScrip and Option Care. All statements other than statements of historical facts are forward-looking statements. In addition, words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words, and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. Forward-looking statements relating to the proposed transaction include, but are not limited to: statements about the benefits of the proposed transaction between BioScrip and Option Care, including future financial and operating results; BioScrip’s and Option Cares plans, objectives, expectations and intentions; the expected timing of completion of the proposed transaction; and other statements relating to the acquisition that are not historical facts. Forward-looking statements are based on information currently available to BioScrip and Option Care and involve estimates, expectations and projections. Investors are cautioned that all such forward-looking statements are subject to risks and uncertainties (both known and unknown), and many factors could cause actual events or results to differ materially from those indicated by such forward-looking statements. With respect to the proposed transaction between BioScrip and Option Care, these factors could include, but are not limited to: the risk that BioScrip or Option Care may be unable to obtain governmental and regulatory approvals required for the transaction, or that required governmental and regulatory approvals may delay the transaction or result in the imposition of conditions that could reduce the anticipated benefits from the proposed transaction or cause the parties to abandon the proposed transaction; the risk that a condition to closing of the transaction may not be satisfied; the length of time necessary to consummate the proposed transaction, which may be longer than anticipated for various reasons; the risk that the businesses will not be integrated successfully; the risk that the cost savings, synergies and growth from the proposed transaction may not be fully realized or may take longer to realize than expected; the diversion of management time on transaction-related issues; the effect of future regulatory or legislative actions on the companies or the industries in which they operate; the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; economic and foreign exchange rate volatility; and the other risks contained in BioScrip’s most recently filed Annual Report on Form 10-K.

Many of these risks, uncertainties and assumptions are beyond BioScrip’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the information currently available to the parties on the date they are made, and neither BioScrip nor Option Care undertakes any obligation to update publicly or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this communication. Nothing in this communication is intended, or is to be construed, as a profit forecast or to be interpreted to mean that earnings per BioScrip share for the current or any future financial years or those of the combined company, will necessarily match or exceed the historical published earnings per BioScrip share, as applicable. Neither BioScrip nor Option Care gives any assurance (1) that either BioScrip or Option Care will achieve its expectations, or (2) concerning any result or the timing thereof, in each case, with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decrees, cost reductions, business strategies, earnings or revenue trends or future financial results. All subsequent written and oral forward-looking statements concerning BioScrip, Option Care, the proposed transaction, the combined company or other matters and attributable to BioScrip or Option Care or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

Additional Information And Where To Find It

This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed transaction between Beta and Omega or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The proposed business combination transaction between Beta and Omega will be submitted to the respective stockholders of Beta and Omega for their consideration. Beta will deliver a proxy statement/prospectus to its stockholders as required by applicable law. Beta also plans to file other documents with the U.S. Securities and Exchange Commission (the “SEC”) regarding the proposed transaction. This communication is not a substitute for any prospectus, proxy statement or any other document which Beta may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF BETA ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BETA, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the proxy statement/prospectus and other documents containing important information about Beta and Omega, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Beta makes available free of charge at www.bioscrip.com (in the “Investor Relations” section), copies of materials they file with, or furnish to, the SEC.

Participants In The Merger Solicitation

Beta and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Beta in connection with the proposed transaction. Information about the directors and executive officers of Beta is set forth in its proxy statement for its 2018 annual meeting of stockholders, which was filed with the SEC on April 6, 2018. These documents can be obtained free of charge from the sources indicated above. Other information regarding those persons who are, under the rules of the SEC, participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description of Exhibit

2.1*	Agreement and Plan of Merger, dated as of March 14, 2019, by and among BioScrip, Inc., Beta Sub, Inc., Beta Sub, LLC, HC Group Holdings I, LLC, HC Group Holdings II, Inc. and HC Group Holdings III, Inc.

10.1	Preferred Stock Repurchase Agreement, dated as of March 14, 2019, by and among BioScrip, Inc. and the parties signatory thereto.

10.2	Amended and Restated Warrant Agreement, dated as of March 14, 2019, by and among BioScrip, Inc. and the Holders (as defined therein) signatory thereto.

10.3	Form of Letter Agreement, dated March 14, 2019, by and among BioScrip, Inc. and each of the Holders.

10.4	Amendment No.1 to Registration Rights Agreement by and between BioScrip, Inc. and the stockholders of the Company signatory thereto.

99.1	Joint Press Release of BioScrip, Inc. and Option Care, dated March 15, 2019.

*	Certain schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Registrant will furnish copies of such schedules to the Securities and Exchange Commission upon request by the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSCRIP, INC.

	By:	/s/ Kathryn Stalmack
Date: March 15, 2019		Kathryn M. Stalmack
Senior Vice President, General Counsel and Secretary